Exhibit 99

Form 4 Joint Filer Information

Name:   Rita Lynn Simpson

Address:   c/o FoxHollow Technologies, Inc.
   740 Bay Road
   Redwood City, CA 94063

Designated Filer:  John B. Simpson

Date of Event
Requiring Statment: April 10, 2007

Signature:  /s/ Rita Lynn Simpson
   By:  Rita Lynn Simpson